Washington D.C. 20549


                                    FORM 8-K
                                  Amendment 1


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                 Date of earliest event reported, March 23, 2000



                           CHESHIRE DISTRIBUTORS, INC.



         Delaware                     000-26186                  84-1209978
------------------------      ------------------------        -----------------
(State of Incorporation)      (Commission File Number)        (IRS I.D. Number)



                               1599 Post Road East
                               Westport, CT 06880
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (203) 255-4116
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                         PACIFIC DEVELOPMENT CORPORATION
             ------------------------------------------------------
             (Former name or address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Change in State of Domicile of Registrant

Pursuant to an Agreement of Merger and Plan of Merger and Reorganization dated March 10, 2000 (the "Agreement") by and among Pacific Development Corporation (the "Corporation") a Colorado corporation and the Corporation's wholly owned subsidiary, Cheshire Holdings, Inc., a Delaware corporation ("Holdings"), Holdings and the Corporation were merged into a single corporation existing under the laws of the State of Delaware, with Holdings being the surviving corporation. The merger took effect on March 24, 2000. Simultaneously with the merger, the name of the surviving corporation was changed to Cheshire Distributors, Inc. ("Distributors"). Pursuant to the provisions of the Agreement, each share of the Corporation's issued and outstanding stock immediately before the effective date of the merger was automatically converted into one fully paid share of Distributor's stock without action on the part of the stockholder .

Item 7.  Financial Statements and Exhibits

  (c)  Exhibits.

         2.1 Agreement of Merger and Plan of Merger and Reorganization dated March 10, 2000 by and between Pacific Development Corporation (the "Corporation" or the "Registrant") a Colorado corporation and Cheshire Holdings, Inc., a Delaware corporation., the Corporation's wholly owned subsidiary.

         2.2 Certificate of Merger of Pacific Development Corporation with Cheshire Holdings, Inc. (Delaware)

         2.3      Articles of Merger of Foreign & Domestic Corporations.
                  (Colorado)


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHESHIRE DISTRIBUTORS, INC.
                                             ----------------------------
                                                      (Registrant)
Dated:   April 11, 2000

                                              By:s/ Gilad Gat
                                                 ---------------------------
                                                  Gilad Gat, Vice President

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